Exhibit 99.1

               IMS Health Reports Strong Fourth-Quarter
          2005, with Double-Digit Earnings-Per-Share Growth

    FAIRFIELD, Conn.--(BUSINESS WIRE)--Jan. 31, 2006--IMS Health (NYSE: RX) today announced fourth-quarter diluted earnings per share on an SEC-reported basis of $0.38, up 19 percent, compared with $0.32 in the prior year. Fourth-quarter adjusted diluted earnings per share was $0.40, compared with $0.34 per share in the same period of 2004, an increase of 18 percent. Fourth-quarter 2005 revenues were $477.7 million, up 8 percent (12 percent constant dollar), compared with revenues of $443.7 million for the fourth quarter of 2004. Net income on an SEC-reported basis was $89.4 million, up 22 percent compared with net income of $73.6 million in the year-earlier quarter. On an adjusted basis, net income for the fourth quarter of 2005 was $94.1 million, up 19 percent, compared with net income of $79.2 million in the prior year.
    "We turned in another strong performance in the fourth quarter, with each of our regions again posting double-digit constant dollar revenue gains," said David R. Carlucci, IMS chief executive officer and president. "Our 2005 performance was exceptional, at the high end of our full-year guidance, reflecting strong client relationships worldwide and excellent execution by our teams. Our operational performance is accelerating, and we expect to continue building momentum throughout 2006."
    Operating income in the fourth quarter was $118.4 million on an SEC-reported basis and $120.5 million on an adjusted basis, compared with operating income of $84.9 million on both an SEC-reported and adjusted basis in the year-earlier period. Operating income was up 40 percent on an SEC-reported basis and rose 42 percent on an adjusted basis (49 percent constant dollar). Excluding a restructuring charge of $36.9 million in adjusted results in the year-earlier period, adjusted operating income decreased 1 percent on a reported basis and increased 4 percent constant dollar in the 2005 fourth quarter.
    Adjusted results for the fourth quarter of 2005 exclude a charge of $2.1 million associated with the terminated merger of IMS and VNU N.V., certain net pre-tax income items totaling $6.6 million (including a $15.0 million payment from VNU to reimburse merger-related fees), and certain net tax provisions of $9.2 million.
    Adjusted results for the 2004 fourth quarter exclude certain net pre-tax expense items totaling approximately $1.8 million, as well as certain net tax provisions of approximately $3.7 million. See Tables 5 and 7 for a reconciliation between SEC and adjusted results for the quarters ended December 31, 2005 and 2004, respectively.

    Year-to-Date Results

    For the year ended December 31, 2005, revenues were $1,754.8 million, up 12 percent on both a reported and constant-dollar basis over prior year. Diluted earnings per share on an SEC-reported basis for the full-year 2005 was $1.22, compared with $1.20 in 2004, up 2 percent. Adjusted diluted earnings per share for the full year was $1.38, a 17 percent increase over the $1.18 reported in 2004. On an SEC-reported basis, net income for the 2005 full year was $284.1 million, compared with $285.4 million for 2004. On an adjusted basis, net income for 2005 was $320.6 million, up 14 percent, compared with adjusted net income of $280.8 million for the same period last year.
    Operating income for the 2005 full year was $420.8 million on an SEC-reported basis and $438.7 million on an adjusted basis, compared with $386.5 million on both an SEC-reported and adjusted basis in the year-earlier period. Adjusted operating income in 2005 excludes a charge of $17.9 million for costs associated with the terminated IMS and VNU merger. Operating income in 2005 rose 9 percent on an SEC-reported basis. Adjusted operating income increased 14 percent on both a reported and constant-dollar basis in 2005. Excluding the restructuring charge of $36.9 million in adjusted results in the year-earlier period, adjusted operating income increased 4 percent on both a reported and constant-dollar basis for the 2005 full year.
    Adjusted results for 2005 full year exclude the merger-related costs mentioned above and certain net pre-tax income items totaling approximately $21.7 million (including a $15.0 million payment from VNU to reimburse merger-related fees), as well as certain net tax provisions of approximately $40.3 million, primarily related to the $40.6 million tax expense recorded in the 2005 full year on cash repatriated under the American Jobs Creation Act of 2004 (AJCA). Adjusted results in 2004 exclude certain net pre-tax income items of approximately $7.7 million and certain net tax benefits of approximately $3.1 million. See Tables 6 and 8 for a reconciliation between SEC and adjusted results for the twelve months ended December 31, 2005 and 2004, respectively.

    Balance Sheet Highlights

    IMS's cash, cash equivalents and short-term marketable securities as of December 31, 2005 was $362.9 million, compared with $460.0 million on December 31, 2004. Total debt as of December 31, 2005 was $611.4 million, down from $626.7 million at the end of 2004. See Table 9 for selected consolidated balance sheet items.

    Shares Outstanding, Share Repurchase Program

    The number of shares outstanding as of December 31, 2005 was approximately 228.0 million, compared with 229.1 million as of December 31, 2004. Option exercises totaled approximately 8.7 million shares in 2005. IMS reinstated its share buyback program following the termination in November, 2005 of the proposed merger with VNU. In the fourth quarter, 4.0 million shares were repurchased at a total cost of $98.6 million.

    Repatriation

    On April 19, 2005, IMS announced that it was taking the opportunity provided by the AJCA to repatriate $647 million of previously undistributed foreign earnings. IMS completed the repatriation as planned in the 2005 fourth quarter.

    About IMS

    Operating in more than 100 countries, IMS Health is the world's leading provider of market intelligence to the pharmaceutical and healthcare industries. With $1.8 billion in 2005 revenue and more than 50 years of industry experience, IMS offers leading-edge business intelligence products and services that are integral to clients' day-to-day operations, including portfolio optimization capabilities; launch and brand management solutions; sales force effectiveness innovations; managed care and over-the-counter offerings; and consulting and services solutions that improve ROI and the delivery of quality healthcare worldwide. Additional information is available at http://www.imshealth.com.

    Conference Call and Webcast Details

    IMS will host a conference call at 8:30 a.m. ET today to discuss its fourth-quarter and full-year 2005 financial results. To participate, please dial 1-800-895-7761 (U.S. and Canada) and 1-212-896-6053 (outside the United States and Canada) approximately 15 minutes before the scheduled start of the call. The conference call also will be accessible live on the Investor Relations section of the IMS Website at www.imshealth.com. Prior to the conference call, a copy of this press release and any other financial or statistical information presented during the call will be made available in the "Investors" area of IMS's Website.
    A replay of the conference call will be available online on the Investor Relations section of the IMS Website and via telephone by dialing 1-800-633-8284 (U.S. and Canada) or 1-402-977-9140 (outside the U.S. and Canada), and entering access code 21281822.

    Forward-Looking Statements

    This press release includes statements that may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although IMS Health believes the expectations contained in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove correct. This information may involve risks and uncertainties that could cause actual results of IMS Health to differ materially from the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to (i) the risks associated with operating on a global basis, including fluctuations in the value of foreign currencies relative to the U.S. dollar, and the ability to successfully hedge such risks,
(ii) to the extent IMS Health seeks growth through acquisitions and joint ventures, the ability to identify, consummate and integrate acquisitions and joint ventures on satisfactory terms, (iii) the ability to develop new or advanced technologies and systems for its businesses on time and on a cost-effective basis, (iv) regulatory, legislative and enforcement initiatives, particularly in the areas of medical privacy and tax, (v) to the extent unforeseen cash needs arise, the ability to obtain financing on favorable terms, and (vi) deterioration in economic conditions, particularly in the pharmaceutical, healthcare or other industries in which IMS Health's customers operate. Additional information on factors that may affect the business and financial results of the Company can be found in filings of the Company made from time to time with the Securities and Exchange Commission.




                                Table 1
                              IMS Health
                       SEC Income Statement (a)
                    Three Months Ended December 31
               (unaudited, in millions except per share)

                                                  2005   2004   % Fav
                                                   SEC    SEC  (Unfav)
                                                 ---------------------
Revenue (b)
   Sales Force Effectiveness                     $232.4 $215.4     8 %
   Portfolio Optimization                         129.2  123.5     5
   Launch, Brand and Other                        116.1  104.8    11
                                                 ------ ------ -------
   Total                                          477.7  443.7     8

Operating Expenses (c)
   Operating Costs                               (203.5)(186.7)   (9)
   Selling and Administrative                    (125.8)(109.1)  (15)
   Depreciation and Amortization                  (28.0) (26.2)   (7)
   Severance, Impairment & other charges (d)        0.0  (36.9)   NM
   Merger Costs (g)                                (2.1)   0.0    NM
                                                 ------ ------ -------
   Total                                         (359.3)(358.8)    0

Operating Income                                  118.4   84.9    40

Interest Income (Expense), net                      0.4   (3.4)   NM
Gains from investments, net (f)                     2.1    1.2    77
Other Income (Expense), net (h)                    15.9   (8.7)   NM
Gain (Loss) on issuance of investees' stock,
 net (e)                                            0.0   (0.1)   NM
Gain on Sale of TriZetto (e)                        0.0   38.8    NM
                                                 ------ ------ -------
Pretax Income                                     136.8  112.6    21

Provision for Income Taxes (i)                    (47.3) (39.8)  (19)
TriZetto Equity Income, net (e)                     0.0    0.8    NM
                                                 ------ ------ -------
Net Income                                       $ 89.4 $ 73.6    22

Diluted EPS:
   Total Diluted EPS                             $ 0.38 $ 0.32    19 %

Shares Outstanding:
   Weighted Average Diluted                       233.4  233.4     0 %
   End-of-Period Actual                           228.0  229.1     1

The accompanying notes are an integral part of these financial tables.





                                Table 2
                              IMS Health
                       SEC Income Statement (a)
                    Twelve Months Ended December 31
               (unaudited, in millions except per share)

                                               2005     2004    % Fav
                                                SEC      SEC   (Unfav)
                                             -------------------------
Revenue (b)
   Sales Force Effectiveness                   $847.7   $778.9     9 %
   Portfolio Optimization                       501.2    459.1     9
   Launch, Brand and Other                      405.9    331.0    23
                                             -------- -------- -------
   Total                                      1,754.8  1,569.0    12

Operating Expenses (c)
   Operating Costs                             (776.0)  (668.1)  (16)
   Selling and Administrative                  (435.4)  (384.0)  (13)
   Depreciation and Amortization               (104.6)   (93.5)  (12)
   Severance, Impairment & other charges(d)       0.0    (36.9)   NM
   Merger Costs (g)                             (17.9)     0.0    NM
                                             -------- -------- -------
   Total                                     (1,334.0)(1,182.6)  (13)

Operating Income                                420.8    386.5     9

Interest Income (Expense), net                  (12.7)   (11.7)   (9)
Gains from investments, net (f)                   4.7     11.9   (60)
Other Income (Expense), net (h)                  41.4    (10.9)   NM
Gain (Loss) on issuance of investees' stock,
 net (e)                                          0.0     (0.2)   NM
Gain from sale of TriZetto (e)                    0.0     38.8    NM
                                             -------- -------- -------
Pretax Income                                   454.3    414.4    10

Provision for Income Taxes (i)                 (170.2)  (129.2)  (32)
TriZetto Equity Income, net (e)                   0.0      0.2    NM
                                             -------- -------- -------
Net Income                                   $  284.1 $  285.4     0

Diluted EPS:
   Total Diluted EPS                         $   1.22 $   1.20     2 %

Shares Outstanding:
   Weighted Average Diluted                     232.5    237.7     2 %
   End-of-Period Actual                         228.0    229.1     1

The accompanying notes are an integral part of these financial tables.






                                Table 3
                              IMS Health
                     Adjusted Income Statement (a)
                    Three Months Ended December 31
               (unaudited, in millions except per share)

                                                              Constant
                                                                  $
                                       2005     2004    % Fav  Growth
                                     Adjusted  Adjusted (Unfav)  (k)
                                     ---------------------------------
Revenue (b)
   Sales Force Effectiveness         $  232.4 $  215.4      8 %   12 %
   Portfolio Optimization               129.2    123.5      5      9
   Launch, Brand and Other              116.1    104.8     11     16
                                     -------- --------  ------- ------
   Total                                477.7    443.7      8     12

Operating Expenses (c)
   Operating Costs                     (203.5)  (186.7)    (9)
   Selling and Administrative          (125.8)  (109.1)   (15)
   Depreciation and Amortization        (28.0)   (26.2)    (7)
   Severance, Impairment & other
    charges (d)                           0.0    (36.9)    NM
                                     -------- --------  -------
   Total                               (357.3)  (358.8)     0

Operating Income                        120.5     84.9     42     49

Interest Income (Expense), net            0.4     (3.4)    NM
Other Income (Expense), net              11.4     (5.8)    NM
Gain on Sale of TriZetto (e)              0.0     38.8     NM
                                     -------- --------  -------
Pretax Income                           132.3    114.5     16

Provision for Income Taxes              (38.1)   (36.1)    (6)
TriZetto Equity Income (Loss),
 net (e)                                  0.0      0.8     NM
                                     -------- --------  -------

Net Income                           $   94.1 $   79.2     19 %

Diluted EPS:
   Total Diluted EPS                 $   0.40 $   0.34     18 %

Shares Outstanding:
   Weighted Average Diluted             233.4    233.4      0 %
   End-of-Period Actual                 228.0    229.1      1

The accompanying notes are an integral part of these financial tables.






                                Table 4
                              IMS Health
                     Adjusted Income Statement (a)
                    Twelve Months Ended December 31
               (unaudited, in millions except per share)

                                                              Constant
                                                                   $
                                       2005    2004      % Fav  Growth
                                     Adjusted Adjusted  (Unfav)   (k)
                                     ---------------------------------
Revenue (b)
   Sales Force Effectiveness         $  847.7 $  778.9      9 %    9 %
   Portfolio Optimization               501.2    459.1      9      9
   Launch, Brand and Other              405.9    331.0     23     23
                                     -------- --------  ------- ------
   Total                              1,754.8  1,569.0     12     12

Operating Expenses (c)
   Operating Costs                     (776.0)  (668.1)   (16)
   Selling and Administrative          (435.4)  (384.0)   (13)
   Depreciation and Amortization       (104.6)   (93.5)   (12)
   Severance, Impairment & other
    charges (d)                           0.0    (36.9)    NM
                                     -------- --------  -------
   Total                             (1,316.0)(1,182.6)   (11)

Operating Income                        438.7    386.5     14     14

Interest Income (Expense), net          (12.7)   (11.7)    (9)
Gains (Losses) from investments, net
 (f)                                      3.0      0.0     NM
Other Income (Expense), net              21.5     (6.9)    NM
Gain on Sale of TriZetto (e)              0.0     38.8     NM
                                     -------- --------  -------
Pretax Income                           450.5    406.7     11

Provision for Income Taxes             (129.9)  (126.1)    (3)
TriZetto Equity Income (Loss),
 net (e)                                  0.0      0.2     NM
                                     -------- --------  -------

Net Income                           $  320.6 $  280.8     14 %

Diluted EPS:
   Total Diluted EPS                 $   1.38 $   1.18     17 %

Shares Outstanding:
   Weighted Average Diluted             232.5    237.7      2 %
   End-of-Period Actual                 228.0    229.1      1

The accompanying notes are an integral part of these financial tables.







                                Table 5
                              IMS Health
       Reconciliation from SEC to Adjusted Income Statement (a)
                 Three Months Ended December 31, 2005
               (unaudited, in millions except per share)

                                                              Adjusted
                                            SEC Q4  Adjustments  Q4
                                           ---------------------------
Revenue (b)
   Sales Force Effectiveness                 $ 232.4  $   0.0  $232.4
   Portfolio Optimization                      129.2      0.0   129.2
   Launch, Brand and Other                     116.1      0.0   116.1
                                             -------- -------- -------
   Total                                       477.7      0.0   477.7

Operating Expenses (c)
   Operating Costs                            (203.5)     0.0  (203.5)
   Selling and Administrative                 (125.8)     0.0  (125.8)
   Depreciation and Amortization               (28.0)     0.0   (28.0)
   Merger Costs (g)                             (2.1)     2.1     0.0
                                             -------- -------- -------
   Total                                      (359.3)     2.1  (357.3)

Operating Income                               118.4      2.1   120.5

Interest Income (Expense), net                   0.4      0.0     0.4
Gains (Losses) from investments, net (f)         2.1     (2.1)    0.0
Other Income (Expense), net (h)                 15.9     (4.5)   11.4
                                             -------- -------- -------
Pretax Income                                  136.8     (4.5)  132.3

Provision for Income Taxes (i)                 (47.3)     9.2   (38.1)
                                             -------- -------- -------

Net Income                                   $  89.4  $   4.7  $ 94.1

Diluted EPS:
   Total Diluted EPS                         $  0.38  $  0.02  $ 0.40

Shares Outstanding:
   Weighted Average Diluted                    233.4      0.0   233.4
   End-of-Period Actual                        228.0      0.0   228.0

The accompanying notes are an integral part of these financial tables.







                                Table 6
                              IMS Health
       Reconciliation from SEC to Adjusted Income Statement (a)
                 Twelve Months Ended December 31, 2005
               (unaudited, in millions except per share)

                                                             Adjusted
                                        SEC FY  Adjustments    FY
                                      --------- ----------- ---------
Revenue (b)
   Sales Force Effectiveness          $  847.7  $      0.0  $  847.7
   Portfolio Optimization                501.2         0.0     501.2
   Launch, Brand and Other               405.9         0.0     405.9
                                      --------- ----------- ---------
   Total                               1,754.8         0.0   1,754.8

Operating Expenses (c)
   Operating Costs                      (776.0)        0.0    (776.0)
   Selling and Administrative           (435.4)        0.0    (435.4)
   Depreciation and Amortization        (104.6)        0.0    (104.6)
   Merger Costs (g)                      (17.9)       17.9       0.0
                                      --------- ----------- ---------
   Total                              (1,334.0)       17.9  (1,316.0)

Operating Income                         420.8        17.9     438.7

Interest Income (Expense), net           (12.7)        0.0     (12.7)
Gains (Losses) from investments,
 net (f)                                   4.7        (1.7)      3.0
Other Income (Expense), net (h)           41.4       (20.0)     21.5
                                      --------- ----------- ---------
Pretax Income                            454.3        (3.7)    450.5

Provision for Income Taxes (i)          (170.2)       40.3    (129.9)
                                      --------- ----------- ---------

Net Income                            $  284.1  $     36.5  $  320.6

Diluted EPS:
   Total Diluted EPS                  $   1.22  $     0.16  $   1.38

Shares Outstanding:
   Weighted Average Diluted              232.5         0.0     232.5
   End-of-Period Actual                  228.0         0.0     228.0

The accompanying notes are an integral part of these financial tables.






                                Table 7
                              IMS Health
       Reconciliation from SEC to Adjusted Income Statement (a)
                 Three Months Ended December 31, 2004
               (unaudited, in millions except per share)

                                                            Adjusted
                                       SEC Q4   Adjustments    Q4
                                      -------------------------------
Revenue (b)
   Sales Force Effectiveness          $  215.4  $      0.0  $  215.4
   Portfolio Optimization                123.5         0.0     123.5
   Launch, Brand and Other               104.8         0.0     104.8
                                      --------- ----------- ---------
   Total                                 443.7         0.0     443.7

Operating Expenses (c)
   Operating Costs                      (186.7)        0.0    (186.7)
   Selling and Administrative           (109.1)        0.0    (109.1)
   Depreciation and Amortization         (26.2)        0.0     (26.2)
   Severance, Impairment & other
    charges (d)                          (36.9)        0.0     (36.9)
                                      --------- ----------- ---------
   Total                                (358.8)        0.0    (358.8)

Operating Income                          84.9         0.0      84.9

Interest Income (Expense), net            (3.4)        0.0      (3.4)
Gains from investments, net (f)            1.2        (1.2)      0.0
Other Income (Expense), net (h)           (8.7)        2.9      (5.8)
Gain (Loss) on issuance of investees'
 stock, net (e)                           (0.1)        0.1       0.0
Gain on sale of TriZetto (e)              38.8         0.0      38.8
                                      --------- ----------- ---------
Pretax Income                            112.6         1.8     114.5

Provision for Income Taxes (i)           (39.8)        3.7     (36.1)
TriZetto Equity Income, net (e)            0.8         0.0       0.8
                                      --------- ----------- ---------

Net Income                            $   73.6  $      5.6  $   79.2

Diluted EPS:
   Total Diluted EPS                  $   0.32  $     0.02  $   0.34

Shares Outstanding:
   Weighted Average Diluted              233.4         0.0     233.4
   End-of-Period Actual                  229.1         0.0     229.1

The accompanying notes are an integral part of these financial tables.






                                Table 8
                              IMS Health
       Reconciliation from SEC to Adjusted Income Statement (a)
                 Twelve Months Ended December 31, 2004
               (unaudited, in millions except per share)

                                                            Adjusted
                                        SEC FY  Adjustments     FY
                                      --------- ----------- ---------
Revenue (b)
   Sales Force Effectiveness          $  778.9  $      0.0  $  778.9
   Portfolio Optimization                459.1         0.0     459.1
   Launch, Brand and Other               331.0         0.0     331.0
                                      --------- ----------- ---------
   Total                               1,569.0         0.0   1,569.0

Operating Expenses (c)
   Operating Costs                      (668.1)        0.0    (668.1)
   Selling and Administrative           (384.0)        0.0    (384.0)
   Depreciation and Amortization         (93.5)        0.0     (93.5)
   Severance, Impairment & other
    charges (d)                          (36.9)        0.0     (36.9)
                                      --------- ----------- ---------
   Total                              (1,182.6)        0.0  (1,182.6)

Operating Income                         386.5         0.0     386.5

Interest Income (Expense), net           (11.7)        0.0     (11.7)
Gains from investments, net (f)           11.9       (11.9)      0.0
Other Income (Expense), net (h)          (10.9)        4.0      (6.9)
Gain (Loss) on issuance of investees'
 stock, net (e)                           (0.2)        0.2       0.0
Gain on sale of TriZetto (e)              38.8         0.0      38.8
                                      --------- ----------- ---------
Pretax Income                            414.4        (7.7)    406.7

Provision for Income Taxes (i)          (129.2)        3.1    (126.1)
TriZetto Equity Income, net (e)            0.2         0.0       0.2
                                      --------- ----------- ---------

Net Income                            $  285.4  $     (4.6) $  280.8

Diluted EPS:
   Total Diluted EPS                  $   1.20  $    (0.02) $   1.18

Shares Outstanding:
   Weighted Average Diluted              237.7         0.0     237.7
   End-of-Period Actual                  229.1         0.0     229.1

The accompanying notes are an integral part of these financial tables.






                                Table 9
                              IMS Health
               Selected Consolidated Balance Sheet Items
                       (unaudited, in millions)


                                                   Dec. 31,  Dec. 31,
                                                    2005       2004
                                                  --------- ---------

Cash and cash equivalents                         $  362.9  $  444.9

Short-term marketable securities                       0.0      15.1

Accounts receivable, net (j)                         297.3     264.8

Total debt                                           611.4     626.7

The accompanying notes are an integral part of these financial tables.







                              IMS Health
                       NOTES TO FINANCIAL TABLES

(a) "SEC Income Statement" (Tables 1 and 2) differs from the "Adjusted Income Statement" (Tables 3 and 4) by amounts that are detailed on Tables 5, 6, 7 and 8. Adjusted results are those used by management for the purposes of global business decision-making, including developing budgets and managing expenditures. Adjusted results exclude certain U.S. GAAP measures to the extent that management believes exclusion will facilitate comparisons across periods and more clearly indicate trends. Although IMS discloses adjusted results in order to give a full picture to investors of its business as seen by management, these adjusted results are not prepared specifically for investors and are not a replacement for the more comprehensive information for investors included in IMS's U.S. GAAP results. The method IMS uses to prepare adjusted results differs in significant respects from U.S. GAAP and is likely to differ from the methods used by other companies. Investors interested in management's adjusted results are urged to review the detailed reconciliations of the adjusted measures to comparable U.S. GAAP results.

(b) Revenue in 2004 has been reclassified to conform to the 2005 presentation, including a reclassification of Consulting and Services revenue into the other three business lines. Consulting and Services revenue was $90.8 million in fourth quarter 2005, up 43% (51% constant dollar) from $63.3 million in fourth-quarter 2004. Consulting and Services revenue was $275.1 million for the full year 2005, up 50% (51% constant dollar) from $183.9 million for the year in 2004.

(c) Operating expenses in 2004 reflect a reclassification between operating costs and selling and administrative expenses to make them comparable with the 2005 presentation.

(d) IMS incurred $36.9 million of expense in the fourth quarter of 2004 for severance costs related to the termination of approximately 490 employees.

(e) In the fourth quarter of 2004, IMS Health sold its entire interest in TriZetto back to TriZetto for a pre-tax gain of $38.8 million.

(f) Gains from investments, net, were $2.1 million in the fourth quarter of 2005, relating primarily to a gain recorded in the Enterprise portfolio on the sale of certain Enterprise investments, partially offset by related management fees and certain portfolio write downs. This is compared with a net gain of $1.2 million in the fourth quarter of 2004, due to a $1.7 million gain on the sale of certain Enterprise investments, partially offset by fees of $0.4 million for the Enterprise investments. For the full year 2005, Gains from investments, net, were $4.7 million relating primarily to a $3.0 million gain from the sale of a 20% interest we held in a German company (GPI) and $1.7 million of Enterprise gains, net of management fees for the Enterprise investments. This is compared with a net gain of $11.9 million in full year 2004 from the sale of certain Enterprise investments. These gains and losses from Enterprise investments are excluded from adjusted results because they relate to non-strategic investments and are not related to IMS's core business operations.

(g) Merger costs related primarily to professional fees incurred during the second, third and fourth quarters of 2005 in connection with IMS's proposed merger with VNU, N.V., as announced on July 11, 2005. These costs, and the associated tax benefits, are excluded from adjusted results because they were incurred specifically in relation to the proposed merger of IMS with VNU, N.V. and are not related to IMS's core business operations. The proposed merger was terminated in November, 2005.

(h) Other Income (expense), net included $0.0 million and $1.2 million of expenses for legal fees in the fourth quarter of 2005 and 2004, respectively, related to IRI litigation. For the full year, IRI litigation legal fees were $1.2 million and $4.0 million in 2005 and 2004, respectively. These expenses are excluded from adjusted results because they relate to a D&B legacy matter and are not related to IMS's core business operations. Other income (expense), net also included a $15.0 million payment from VNU received in the fourth quarter of 2005 on the termination of the proposed merger to reimburse merger-related fees. This payment and the associated tax provision are excluded from adjusted results (see note (g)). Other income (expense), net also included a $6.2 million foreign currency gain related to the repatriation executed in the third quarter of 2005 under the American Jobs Creation Act of 2004
    (AJCA) (see note (i)). This gain is excluded from adjusted results because AJCA is a one-time event. In addition, other income (expense), net excluded a quarterly phasing adjustment of foreign currency hedge gains of $10.5 million in the fourth quarter of 2005, compared with $1.7 million phasing adjustment in the fourth quarter of 2004. This phasing adjustment is made to adjusted results in order to more closely match the timing of foreign exchange hedge gains (losses) with the operating income being hedged. For the full year, there is no difference between the hedge gains (losses) in adjusted and SEC results.

(i) The tax provision for the fourth quarter and full year of 2005 included a tax provision of $0.5 million and a tax benefit of $0.3 million, respectively, related to the Enterprise investments described in note (f) and the items described in notes (g) and
    (h). The tax provision for the fourth quarter and full year 2004 included a tax benefit of $0.2 million and tax provision of $3.1 million, respectively, related to the items described in notes (f) and (h). These tax provisions are excluded from adjusted results because the related charges and gains are excluded from adjusted results. The tax provision in full year 2005 also included a $29.3 million tax benefit related to a favorable audit resolution in Japan of the tax years through 2003. Adjusted results included a phasing adjustment to recognize this benefit ratably throughout the year; the phasing adjustment for the fourth quarter of 2005 was $7.6 million. This phasing adjustment allows the full year effective tax rate to be applied in each quarter to adjusted pretax results. Also for the full year 2005, $40.6 million of tax expense was recorded related to the decision to repatriate $647 million of foreign earnings back to the U.S. during 2005 under the AJCA, of which $1.1 million expense was recorded in the fourth quarter. As the AJCA is a one-time event, this tax expense has been excluded from adjusted results. In addition, the first quarter 2004 tax provision also included a $15.6 million tax benefit related to a favorable audit resolution in the U.S. of the 1998 and 1999 tax years. The phasing adjustment for the fourth quarter of 2004 was $4.0 million.

(j) December 31, 2004 Accounts receivable, net has been reclassified to conform to current period presentation.

(k) Constant-dollar growth rates eliminate the impact of year-over-year foreign currency fluctuations.


    Amounts presented in the financial tables may not add due to rounding.

    These financial tables should be read in conjunction with IMS
    Health's filings previously made or to be made with the Securities and Exchange Commission.





    CONTACT: IMS Health
             Corporate Communications
             Bill Hughes, 203-319-4732
             bhughes@imshealth.com
                       or
             Investor Relations
             Darcie Peck, 203-319-4766
             dpeck@imshealth.com